Page 74 of 84 Pages

                                    EXHIBIT M

               The security represented by this Certificate has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be transferred or otherwise disposed of unless it has been registered under that act or an exemption from registration is available. The transfer of such secu- rity is additionally subject to the conditions specified in the Securityholders' Agreement, dated as of July 31, 1996 (as amended and modified from time to time), between the issuer hereof and certain investors (including the initial holder hereof). The Corporation reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer.


                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


                                                            Certificate No. PW-4

               FOR VALUE RECEIVED, Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Corporation"), hereby grants to
                                               -----------
Winston Partners II LDC or its registered  assigns (the  "Registered  Holder" or
                                                          ------------------
"Holder") this warrant (the "Warrant") to purchase, in accordance with the terms
 ------                      -------
set forth herein, shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"). This Warrant is issued pursuant to the Securities
            -------------
Purchase  Agreement,  dated as of the date  hereof (the  "Purchase  Agreement"),
                                                          -------------------
between, among others, the Corporation and the Holder. Each capitalized term used in this Warrant which is defined in the Purchase Agreement but not otherwise defined herein has the meaning given such term in the Purchase Agreement.

               This Warrant is subject to the following provisions:

               Section 1. Warrant Terms.
                          -------------

               (a) The Warrant is for the purchase of:

                    (1) 13,750  shares of Common Stock (the  "Warrant A Amount")
                                                              ----------------
               at a price equal to the Warrant A Exercise Price.  The "Warrant A
                                                                       ---------
               Exercise Price" shall be $.01 per share; and
               --------------

                    (2)  shares  of  Common  Stock  (the   "Warrant  B  Amount")
                                                            ------------------
               totalling  (A) that  number  of shares  having a Market  Price of

                                                             Page 75 of 84 Pages


               $1,375,000 at the time of exercise of this Warrant with respect to the Warrant B Amount and (B) either, at the Holder's option,
               (x) 10,714  shares (the  "Warrant B Fixed  Share  Amount") or (y)
                                         ------------------------------
               10.763209  shares of Common Stock (the "Warrant B Variable  Share
                                                       -------------------------
               Amount")  times the  number of days from and  including  the date
               ------
               hereof until and including the date of exercise of this Warrant with respect to the Warrant B Amount. If the Holder elects to receive the Warrant B Variable Share Amount as part of its exercise of this Warrant with respect to the Warrant B Amount, then the exercise price (the "Warrant B Exercise Price") to be
                                               -------------------------
               paid by the Holder to the Corporation shall be $.01 per share of the applicable Warrant B Amount. If the Holder elects to receive the Warrant B Fixed Share Amount as part of its exercise of this Warrant with respect to the Warrant B Amount, then the Warrant B Exercise Price to be paid by the Holder to the Corporation shall be the greater of (A) an amount equal to $.01 per share multiplied by the number of shares comprising the Warrant B Amount and (B) an amount (the "Warrant B Alternative Exercise
                                                --------------------------------
               Price")  equal  to  $301.37  multiplied  by the  number  of  days
               -----
               remaining from and after the date of exercise of this Warrant with respect to the Warrant B Amount until and including the third anniversary of the date hereof (the"Expiration Date").
                                                         ---------------

               Section 2. Anti-dilution Provisions. In order to prevent dilution
                          ------------------------
of the purchase rights granted under Section 1 of this Warrant, the Warrant A Amount, the Warrant B Fixed Share Amount and the Warrant B Variable Share Amount shall be subject to adjustment from time to time pursuant to this Section 2. For the avoidance of doubt and not withstanding anything contained in this Section 2 to the contrary, in no event shall the Warrant B Exercise Price be reduced to an amount less than $.01 per share.

               (a)   Subdivision  or   Combination  of  Common  Stock.   If  the
                     ------------------------------------------------
Corporation at any time subdivides or combines (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock or makes a distribution on its Common Stock in shares of its stock other than Common Stock, then the number and kind of shares of capital stock of the Corporation issuable upon exercise of this Warrant (as in effect immediately prior to such action) shall be adjusted so, and provisions shall be made to insure, that the Holder may receive, upon exercise of this Warrant, the aggregate number and kind of shares of capital stock of the Corporation which such Holder would have received immediately following such action if this Warrant had been exercised immediately prior to such action.

               (b) Reorganization,  Reclassification,  Consolidation,  Merger or
                   -------------------------------------------------------------
Sale. Any  recapitalization,  reorganization,  reclassification,  consolidation,
----
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the
                                                 ---------------

                                                             Page 76 of 84 Pages

consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the Holder) to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised this Warrant immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the Holder) to insure that the provisions of this
Section 2 shall thereafter be applicable to this Warrant. The Corporation shall not effect any such Organic Change unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from any such Organic Change or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. Notwithstanding the above provisions of this paragraph (b), the successor entity (if other than the Corporation) resulting from any such Organic Change or the entity purchasing such assets (the "Acquiring Entity") may require that this
                                       -----------------
Warrant be fully exercised as of the date of the consummation of such Organic Change with the Holder having full rights to receive the consideration offered to the other securityholders of the Corporation on the basis of such fully exercised amount as of such date; provided, that if, as a result of such
                                      --------
acceleration of exercise the Holder would have short swing profits under Section 16 of the Securities Exchange Act of 1934, as amended, such acceleration of exercise shall be postponed until such liability of the Holder no longer exists.

               (c) Certain Events.  The Corporation shall not take any action(s)
                   --------------
as a result of which the Holder would be required to pay an aggregate Exercise Price greater than the aggregate Exercise Price which such Holder would have had to pay immediately prior to such action(s).

               (d) Notices. Immediately upon any adjustment required pursuant to
                   -------
the terms of this Section 2, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall give written notice to the Holder at least 20 days prior to the date on which the Corporation closes its books or establishes a record date (A) with respect to any dividend or distribution upon Common Stock or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (e) Definitions.
                   -----------

               "Business  Day"  means any day other than a  Saturday,  Sunday or
                -------------
other day on which banking institutions are authorized or required by law or executive order to close in New York, New York.

                                                             Page 77 of 84 Pages

               "Exercise  Price"  means  the  Warrant A  Exercise  Price and the
                ---------------
Warrant B Exercise Price, or the Warrant B Alternative Exercise Price, as the case may be.

               "Market Price" means the volume-weighted  average sales price per
                ------------
share of Common Stock as reported by Bloomberg Information Systems, Inc. during a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If at any time shares of the Common Stock are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by an investment bank mutually agreed between the parties. If such parties are unable to reach agreement within a reasonable period of time, each party will choose and bear the expense of an investment bank to value the shares of Common Stock and the average of the two valuations shall be the value.

               "Qualified Public Offering" means an underwritten public offering
                -------------------------
of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as then in effect or any comparable statement under any similar federal statute then in force or effect, pursuant to which at least 1,000,000 shares of Common Stock are sold at a price per share of at least $35 (before underwriting commissions).

               Section 3. Expiration of Warrant; Exercise of Warrant.
                          ------------------------------------------

               (a) If a Qualified Public Offering has not occurred prior to the first anniversary of the date hereof (the "First Anniversary"), the portion of
                                           ------------------
this Warrant with respect to the Warrant B Amount only shall be automatically exercised in full; provided, that, with respect to such automatic exercise, the Holder has the right to elect to receive either the Warrant B Fixed Share Amount or the Warrant B Variable Share Amount in accordance with Section 1(a)(2).

               (b) Subject to paragraph (a) above, the Holder shall have the right to (A) exercise all or any portion of this Warrant with respect to the Warrant A Amount at any time and from time to time on or prior to the Expiration Date and (B) exercise all but not less than all of this Warrant with respect to the Warrant B Amount at any time during the period commencing on the First Anniversary and ending on the Expiration Date.

               (c) Subject to paragraph (b) above, the Holder shall have the right to exercise this Warrant with respect to (A) the Warrant A Amount and (B) the Warrant B Amount (only to the extent that the Warrant B Exercise Price paid by the Holder is not the Warrant B Alternative Exercise Price), in any and all such cases, by surrendering at the principal office of the Corporation this Warrant and a completed Exercise Agreement (in the form of Exhibit I hereto)
                                                               ---------
and:

                                                             Page 78 of 84 Pages

                    (i) paying the applicable Exercise Price by check or wire transfer to an account designated by the Corporation as to the number of shares of Common Stock as to which the Warrant is being exercised (the "Exercise
                                                                        --------
Amount") and receiving in exchange therefor the number of shares of Common Stock
------
equal to the Exercise Amount;

                    (ii) receiving in exchange therefor the number of shares equal to the product of the Exercise Amount multiplied by a fraction, the numerator of which is the Market Price less the applicable Exercise Price and the denominator of which is such Market Price; and/or

                    (iii) surrendering shares of Common Stock of the Corporation (valued at the Market Price) equal to the applicable Exercise Price and receiving in exchange therefor the number of shares of Common Stock equal to the Exercise Amount.

               (d) Subject to paragraph (b) above, the Holder shall have the right to exercise this Warrant with respect to the Warrant B Amount (to the extent that the Warrant B Exercise Price paid by the Holder is the Warrant B Alternative Exercise Price) by surrendering at the principal office of the Corporation this Warrant and a completed Exercise Agreement (in the form of Exhibit I hereto) and by paying the Warrant B Alternative Exercise Price by check or wire transfer to an account designated by the Corporation as to the Exercise Amount and receiving in exchange therefor the number of shares of Common Stock equal to the Exercise Amount.

               (e) A Holder may use one or more of the methods of exercise outlined in Section 3(c) when exercising this Warrant so long as the completed Exercise Agreement accurately states which method or methods such Holder intends to use and the number of shares as to which each such method will be used.

               (f) Certificates for shares of Common Stock acquired through exercise of this Warrant shall be delivered by the Corporation to the Holder within five (5) Business Days after receipt by the Corporation of the items required by Sections 3(c) and 3(d) for the respective method or methods of exercise. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation shall prepare a new warrant substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Holder.

               (g) The Common Stock issuable upon exercise of this Warrant shall be deemed to have been issued to the Holder on the date on which the Corporation receives the completed Exercise Agreement and payment of the Exercise Price, if any, and such Holder shall be deemed for all purposes to have become the record holder of such Common Stock on such date.

                                                             Page 79 of 84 Pages

               (h) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such exercise and the related issuance of shares of Common Stock.

               (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as are issuable upon exercise of this Warrant. All such shares of Common Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). In addition, prior to the issuance of any Common Stock upon an exercise of this Warrant, the Corporation shall at its expense use its reasonable best efforts to procure the listing of such Common Stock which shall be issued upon exercise of this Warrant as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the Common Stock shall be listed on such stock exchanges or interdealer quotation systems.

               (j) The Corporation shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. In the event that the number of shares of Common Stock calculated pursuant to Section 1 above results in a fraction, such number shall be rounded down to the nearest whole number. Notwithstanding the above, fractional shares shall be issued to the extent that not to do so would result in a material diminution in the aggregate value of the shares of Common Stock to be received by the Holder in the absence of the issuance of such fractional shares.

               Section 4. Certain Distributions. If, from the date hereof to and
                          ---------------------
including the First Anniversary, the Corporation makes any dividend or other distribution on its shares of Common Stock or establishes a record date in respect of any such dividend or distribution (other than a dividend or distribution covered by Section 2(a) or Section 2(b)), the Holder shall be entitled to receive, upon exercise of this Warrant, that amount of such dividend or other distribution which such Holder would have received if this Warrant had been exercised immediately prior to such record date or dividend or other distribution, as applicable, and the Corporation shall take all necessary action to ensure that such amounts are available to be so distributed.

               Section  5.  Warrant   Transferable.   Subject  to  the  transfer
                            ----------------------
conditions  referred  to in the legend  endorsed  hereon,  this  Warrant and all

                                                             Page 80 of 84 Pages


rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Corporation.

               Section 6. Warrant Exchangeable for Different Denominations. This
                          ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new Warrants ("New Warrants"), substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such New Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Corporation initially issues this Warrant shall be the date of issuance of such New Warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

               Section  7.  Replacement.  Upon  receipt of an  affidavit  of the
                            -----------
Holder as to the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity provided by the Holder, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               Section 8. Successors and Assigns. This instrument is intended to
                          ----------------------
bind and inure to the benefit of and be enforceable by the Holder and its respective heirs, successors and assigns.

               Section 9.  Amendment  and Waiver.  Except as otherwise  provided
                           ---------------------
herein, the provisions of this Warrant may be amended only if the Corporation has obtained the written consent of the Holder.

               Section 10. Descriptive Headings;  Governing Law. The descriptive
                           ------------------------------------
headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of New York will govern this Agreement without giving effect to any choice of law or conflict of law provision or rule.

               Section 11. Complete Agreement; Severability. Except as otherwise
                           --------------------------------
expressly set forth herein, this Warrant, the Purchase Agreement and any other agreement executed by the parties and contemplated by the Purchase Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect

                                                             Page 81 of 84 Pages


under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               Section  12.  Notices.  Except as  otherwise  expressly  provided
                             -------
herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail (i) to the Corporation, at its principal executive offices and (ii) to the Holder, at the address set forth in the Purchase Agreement with copies to such persons as are indicated therein.

                                     * * * *

                                                             Page 82 of 84 Pages


               IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the date of issuance hereof.


                                   PRIMUS TELECOMMUNICATIONS GROUP,
                                    INCORPORATED


Date:  July 31, 1996               By:  /S/ K. PAUL SINGH
                                        ---------------------------------------
                                        K. Paul Singh
                                        President, Chief Executive Officer




Attest:


------------------------
       Secretary

                                                             Page 83 of 84 Pages

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT


To:     PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

               The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. PW-__), hereby agrees to exercise the Warrant as to ____________ shares of Common Stock covered by such Warrant (the "Exercise Amount") at the Exercise Price provided by such Warrant. The following methods of exercise will be used respectively for the following number of shares:

Method of Exercise           Warrant A Amount            Warrant B Amount
                             being exercised             being exercised

Section 3(c)(i)
Section 3(c)(ii)
Section 3(c)(iii)
Section 3(d)



Dated:                        Signature
                                        ---------------------------------------


                              Address
                                        ---------------------------------------

                                                             Page 84 of 84 Pages

                                                                      EXHIBIT II

                                   ASSIGNMENT


               FOR  VALUE  RECEIVED,   ________________________________   hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. PW-__) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignee              Address                             No. of Shares
-----------------              -------                             -------------



Dated:                        Signature
                                        ---------------------------------------

                              Address
                                        ---------------------------------------

                              Witness
                                        ---------------------------------------